                                                                    EXHIBIT 99.1

                                   [CPI LOGO]
                              AEROSTRUCTURES, INC.
                 200A EXECUTIVE DRIVE o EDGEWOOD, NEW YORK 11717
                        (631)586-5200 o FAX (631)586-5814

                              FOR IMMEDIATE RELEASE

               VINCENT PALAZZOLO NAMED CHIEF FINANCIAL OFFICER OF
                               CPI AEROSTRUCTURES

EDGEWOOD, NY - MAY 24, 2004 -- CPI Aerostructures, Inc. ("CPI") (AMEX: CVU)
today announced that Vincent Palazzolo, C.P.A., has been named Chief Financial
Officer. Mr. Palazzolo, age 40, succeeds CPI CEO & President Edward J. Fred, who had been acting CFO since January 2004. Mr. Palazzolo brings a strong financial background as well as an in-depth understanding of CPI's business.

From 1988 to 2003, Mr. Palazzolo was employed by Goldstein Golub Kessler LLP
("GGK"), where he was Audit Partner from 1999 to 2003. In that role, he managed all aspects of the firm's audit practice, including SEC reporting and compliance. Mr. Palazzolo also has extensive experience working with manufacturing and distribution companies, as well as corporate finance and mergers and acquisitions. GGK was retained by CPI Aerostructures from 1994 through May 2004, and during this time, Mr. Palazzolo was an integral member of the CPI audit team. Concurrently with his GGK duties, Mr. Palazzolo was Managing
Director at American Express Tax and Business Services, Inc. In December 2003,
he joined JH Cohn, LLP as Audit Partner, where he was responsible for coordinating and managing the SEC audit practice for the New York region. Mr.
Palazzolo holds a Bachelor of Business Administration in Accounting from Hofstra
University, is a Certified Public Accountant, and is a member of AICPA and
NYSSCPA.

Edward J. Fred, CPI's CEO & President, stated, "Vince is the perfect fit for
CPI; he is already familiar with our financial statements and accounting and reporting systems as well as our organization, our people and the programs we supply. Vince joins the Company at a pivotal time. In light of our recent C-5 contract award, we need someone of Vince's caliber to help manage our growth as a major prime contractor."

In related news, the Company announced that because Mr. Palazzolo was a Partner at GGK, working on the CPI audit during the past year, GGK cannot continue to serve as the Company's auditors. The Company is presently in the process of interviewing accounting firms to serve as its new auditors.

Founded in 1980, CPI Aerostructures is engaged in the contract production of structural aircraft parts principally for the U.S. Air Force and other branches of the armed forces. In conjunction with its assembly operations, CPI provides engineering, technical and program management services. Among the key programs that CPI supplies are the C-5A Galaxy cargo jet, the T-38 Talon jet trainer and the E-3 Sentry AWACS jet.

                                     (more)

CPI Aerostructures, Inc. News Release

May 24, 2004

The above statements include forward looking statements that involve risks and uncertainties, which are described from time to time in CPI's SEC reports, including CPI's Form 10-KSB for the year ended December 31, 2003 and Form 10-QSB for the quarter ended March 31, 2004.

CONTACT:
Edward J. Fred                        Investor Relations Counsel
CEO & President                       The Equity Group Inc.
CPI Aerostructures, Inc.              Linda Latman (212)836-9609
(631) 586-5200                              Sarah Torres (212)836-9611
www.cpiaero.com                             www.theequitygroup.com